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                                                                    EXHIBIT 99.2

                               KOHL'S CORPORATION

                            OFFER FOR ALL OUTSTANDING
                               6.3% NOTES DUE 2011
                      WHICH HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933
                                 IN EXCHANGE FOR
                               6.3% NOTES DUE 2011



THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON       ,2001,
UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERED OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


To:      Brokers, Dealers, Commercial Banks,
         Trust Companies and Other Nominees:

         Kohl's Corporation (the "Company") is offering, upon and subject to the
terms and conditions set forth in the Prospectus dated       , 2001 (as the same
may be amended or supplemented from time to time, the "Prospectus") and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 6.3% Notes Due 2011 which have been registered under the Securities Act of 1933 (the "New Notes") for its outstanding 6.3% Notes Due 2011 (the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated March 8, 2001 by and between the Company and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Lehman Brothers, Inc.

         We are requesting that you contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

         1.       Prospectus dated                          , 2001;

         2. The Letter of Transmittal for your use and for the information of your clients;

         3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if time will not permit all required documents to reach the Exchange Agent (as defined below) prior to the Expiration Date (as defined below) or if the procedures for book-entry transfer cannot be completed on a timely basis;

         4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

         5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

         6. Return envelopes addressed to The Bank of New York, the Exchange Agent (the "Exchange Agent") for the Old Notes.


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         Your prompt action is requested. The Exchange Offer will expire at 5:00
p.m., New York City time, on         , 2001, unless extended by the Company (the
"Expiration Date"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m. New York City time, on the Expiration Date.

         To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

         If holders of Old Notes wish to tender but time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

         The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 9 of the Letter of Transmittal.

         Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                                  Very truly yours,



                                                  KOHL'S CORPORATION

         NOTHING HEREIN OR IN TO ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures




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